Exhibit 99.1

Contacts:
S. Olav Carlsen	Kristine Mozes
PortalPlayer, Inc.	Mozes Communications LLC
(408) 521-7000	(781) 652-8875

PortalPlayer, Inc. Reports Second Quarter Financial Results

Cash Generated From Operations Leads to Record Cash And

Short-Term Investment Position of $194.2 Million

SAN JOSE, Calif. – July 27, 2006 – PortalPlayer, Inc. (NASDAQ: PLAY), a leading supplier of semiconductor, firmware and software solutions for personal media players and personal media display-enabled notebook computers, today announced financial results for the second quarter of fiscal 2006, ended June 30, 2006.

Net revenue for the second quarter of 2006 was $34.6 million, compared with $44.6 million in the second quarter of 2005, and $72.3 million in the first quarter of 2006. GAAP net income for the second quarter of 2006 was $1.4 million, or $0.05 per diluted share, based on 25.3 million weighted average shares outstanding. GAAP net income in the second quarter of 2005 was $6.3 million, or $0.25 per diluted share, based on 25.1 million weighted average shares outstanding. GAAP net income in the first quarter of 2006 was $6.5 million, or $0.26 per diluted share, based on 25.5 million weighted average shares outstanding.

On a non-GAAP basis, which excludes stock-based compensation charges and the amortization of intangibles, as well as the tax effects of those items, net income for the second quarter of 2006 was $1.9 million, or $0.08 per diluted share, based on 25.3 million weighted average shares outstanding. This compares with non-GAAP net income in the second quarter of 2005 of $6.8 million, or $0.27 per diluted share, excluding stock-based compensation charges. Non-GAAP net income in the first quarter of 2006 was $10.4 million, or $0.40 per diluted share, which excludes stock-based compensation charges and the amortization of intangibles, as well as the tax effects of those items.

“In the second quarter of 2006 we achieved a number of important milestones in our strategic roadmap for a diversified business structure. We continued to execute very well in forging relationships with leading customers in each of our target market segments,” said Gary Johnson, president and chief executive officer of PortalPlayer. “We have now entered the design phase for our Preface technology. At Computex in June, we announced collaborations with Acer, ASUSTeK, Compal and Quanta, two of the largest notebook OEMs and two of the largest notebook ODMs in Taiwan. We are also in active discussions with many other leading companies.

“During the quarter, we also secured our first wireless design win in the cellular space and continued to receive positive feedback on the system performance capabilities and feature set from tier one handset manufacturers,” said Mr. Johnson.

“On the financial side, revenue was in line with our guidance, and we generated cash from operations to end the second quarter with a record $194.2 million in cash and short-term investments. Through our flexible spending model and by regrouping our resources during the quarter, we were able to further reduce our spending, enabling us to achieve operating expenses in line with our guidance, even including the severance charges we incurred in the quarter,” said Mr. Johnson.

Highlights

•	At COMPUTEX TAIPEI, PortalPlayer announced support of the Preface™ personal media display platform by Quanta Computer and Compal, two of the largest notebook original design manufacturers in the world. The company also announced that it is working with ASUSTeK Computer Inc. to bring notebooks equipped with Windows SideShow and personal media displays to market, and that PortalPlayer is collaborating with Acer to redefine how individuals access information and entertainment content on their notebook computers, extending the usefulness of the notebook for several additional hours on a single charge.

•	PortalPlayer re-organized its operations to focus on its key initiatives: marketing its existing technology and super-integrated, system-on-chip roadmap to a broader customer base; successfully launching its Preface technology platform targeting secondary displays on notebook computers; developing highly integrated wireless solutions; and continuing to compete for new design wins with its largest customer and supporting them with current designs.

•	In June, PortalPlayer streamlined its workforce to focus on its key initiatives. The company reduced its worldwide workforce by 45 employees, or approximately 14 percent, mainly in its U.S. locations, resulting in an annualized cost savings of $6 million to $7 million. These actions, and the company’s continued focus on cautious spending, are expected to result in a financial model on which the company can successfully execute on its product roadmap and overall diversification strategies.

•	The company received the 2006 Frost & Sullivan technology innovation of the year award for the development and successful launch of its Preface platform. Frost & Sullivan bestows this award to companies that have identified emerging trends and have created strategic implementations of products to further expand the market.

•	PortalPlayer introduced its Preface Developers Program. Designed for hardware, software and web developers, the program facilitates real-time testing of gadgets and other mini-applications for personal media display equipped notebooks running the Microsoft Windows Vista operating system and Windows SideShow. To date, the company has shipped about 180 Preface development kits in support of the Microsoft’s third-party development effort.

Current Financial Outlook for Third Quarter 2006

The following outlook statements are based upon current expectations. These statements are forward-looking, and actual results could differ materially.

The company expects revenue for the third quarter of 2006 to be in the range of $32 million to $42 million. Operating expenses are expected to be approximately $12.8 million. GAAP net income/loss per share for the third quarter is expected to be in the range of $0.00 to $0.08, based on approximately 25.6 million weighted average shares outstanding. Stock-based compensation charges, in accordance with SFAS 123R, are expected to be about $2.9 million, before the effects of tax. Non-GAAP net income, excluding these stock-based compensation charges as well as $340,000 of amortization of our intangible assets, and the tax effects for both items, is expected to be in the range of $0.07 to $0.17.

Conference Call

The company will hold a conference call at 2:30 pm Pacific Time today, July 27, 2006, to discuss the second quarter 2006 financial results. To participate, please dial (913) 981-5581 at approximately 2:20 pm PT. A live webcast of the conference call will be available via the investor relations page of the company’s website at www.portalplayer.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. A recording of the conference call will be available for one week, starting one hour after the completion of the call, until August 3, 2006. The phone number to access the recording is (719) 457-0820, and the passcode is 1470706. An archived webcast replay will be available on the web site for 12 months.

Non-GAAP Financial Measures

This press release includes financial measures for earnings per share and net income for the first and second quarters of fiscal 2006 and the second quarter of 2005 that have not been calculated in accordance with generally accepted accounting principles (GAAP). These differ from GAAP in that they all exclude stock-based compensation charges, and the first and second quarters of 2006 also exclude the amortization of purchased intangibles, and the related tax effects of these items. PortalPlayer uses non-GAAP additional measures to exclude certain expenses it believes appropriate to enhance an overall understanding of its past financial performance and also its prospects for the future. Non-GAAP net income per share is calculated by dividing non-GAAP net income by non-GAAP diluted weighted average shares outstanding. For this purpose, the calculation of GAAP weighted average shares outstanding for the first and second quarters of 2006 are adjusted to exclude the effects of SFAS 123R in the calculation. Under SFAS 123R, GAAP weighted average shares outstanding include the benefits of compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method. PortalPlayer believes that providing these non-GAAP financial measurements is useful to both its management and investors because they provide a consistent basis for comparison of the company’s financial condition and results of operations between quarters, which comparison is not influenced by stock-based charges, the amortization of purchased intangible assets, and the related tax effects of these items. The presentation of this additional information is not meant to be considered in isolation or as a substitute for earnings per share or net income calculated in accordance with GAAP. A reconciliation of these GAAP and non-GAAP financial measures is included in the attached tables.

About PortalPlayer

PortalPlayer develops semiconductor, firmware and software platforms for portable multimedia products such as personal media players and personal media display-enabled notebook computers. PortalPlayer products empower consumers to quickly and easily manage, enjoy and have access to multimedia content and other forms of information. PortalPlayer is headquartered in San Jose, Calif., with offices in Kirkland, Wash., Taipei, Taiwan and Hyderabad, India. For more information, visit www.portalplayer.com.

Safe Harbor Statement

Except for the historical information contained herein, the statements in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected features and functionality in new products under development with other technology providers, our ability to attain a financial model on which the company can successfully execute on its product roadmap and overall diversification strategies, our ability to execute on our product roadmap and diversification strategies, benefits and features of our Preface Developer Program, expectations regarding future financial results, including revenue, net income, operating expenses, weighted average shares outstanding, and the benefits of providing non-GAAP financial measures. Words such as “intends,” “expect,” “believe,” “anticipates,” “going forward,” “plans,” “will,” “prepare,” “increases,” “could” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those discussed in these statements. These risks and uncertainties include, but are not limited to, the growth of the market for personal media players, cancellation or reduction of orders, component shortages, successful development of new platforms and other products, market acceptance of our products and technologies, delays in product development or introductions, product defects, decreases in average selling prices, impact of technological advances, our ability to compete and other risks detailed in our SEC filings, including our Form 10-Q for the period ended March 31, 2006. These forward-looking statements speak only as of the date hereof. PortalPlayer disclaims any intent or obligation to update these forward-looking statements.

PortalPlayer and the PortalPlayer logo are trademarks of PortalPlayer, Inc. All other trademarks or registered trademarks are the property of their respective owners.

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PORTALPLAYER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended June 30, 2006				Three Months Ended June 30, 2005
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Revenue	$34,556	$—		$34,556	$44,567	$—		$44,567
Cost of revenue	20,090	(100	)(a)	19,990	25,402	—		25,402

Gross profit	14,466	100		14,566	19,165	—		19,165

Operating expenses:
Research and development	10,701	(1,318	)(a)	9,383	8,150	(250	)(a)	7,900
Selling, general and administrative	5,134	(850	)(a)	4,284	3,696	(220	)(a)	3,476
Amortization of purchased intangibles	344	(344	)(b)	—	—	—		—

Total operating expenses	16,179	(2,512)		13,667	11,846	(470)		11,376

Operating income (loss)	(1,713)	2,612		899	7,319	470		7,789

Interest and other income, net	2,082	—		2,082	1,119	—		1,119

Income before income taxes	369	2,612		2,981	8,438	470		8,908

Provision for (benefit from) income taxes	(1,018)	2,064	(c)	1,046	2,105	—		2,105

Net income	$1,387	$548		$1,935	$6,333	$470		$6,803

Basic net income per share	$0.06			$0.08	$0.27			$0.29
Diluted net income per share	$0.05			$0.08	$0.25			$0.27

Shares used in computing:
Basic net income per share	24,474			24,474	23,258			23,258
Diluted net income per share	25,330	13	(d)	25,343	25,103			25,103

(a)	Stock-based compensation expense
(b)	Amortization of purchased intangible assets
(c)	Income taxes associated with certain non-GAAP adjustments
(d)	Adjustment of diluted share count for the impact of applying SFAS 123R

To supplement our consolidated financial statements presented in accordance with GAAP, we have shown above a non-GAAP measure of net income, which is adjusted from results based on GAAP to exclude stock-based compensation, amortization of acquired intangible assets and income taxes associated with certain non-GAAP adjustments. For non-GAAP earnings per share, we have also adjusted our diluted share count for the impact of applying SFAS 123R. This non-GAAP measure is provided to enhance the user’s overall understanding of our historical financial performance.

PORTALPLAYER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Six Months Ended June 30, 2006				Six Months Ended June 30, 2005
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Revenue	$106,852	$—		$106,852	$89,035	$—		$89,035
Cost of revenue	62,092	(220	)(a)	61,872	50,693	—		50,693

Gross profit	44,760	220		44,980	38,342	—		38,342

Operating expenses:
Research and development	23,740	(2,702	)(a)	21,038	14,706	(455	)(a)	14,251
Selling, general and administrative	10,875	(1,772	)(a)	9,103	6,807	(399	)(a)	6,408
Amortization of purchased intangibles	459	(459	)(b)	—	—	—		—

Total operating expenses	35,074	(4,933)		30,141	21,513	(854)		20,659

Operating income	9,686	5,153		14,839	16,829	854		17,683

Interest and other income, net	4,113	—		4,113	2,027	—		2,027

Income before income taxes	13,799	5,153		18,952	18,856	854		19,710

Provision for income taxes	5,883	713	(c)	6,596	4,714	—		4,714

Net income	$7,916	$4,440		$12,356	$14,142	$854		$14,996

Basic net income per share	$0.33			$0.51	$0.61			$0.65
Diluted net income per share	$0.31			$0.48	$0.56			$0.60

Shares used in computing:
Basic net income per share	24,351			24,351	23,203			23,203
Diluted net income per share	25,423	137	(d)	25,560	25,068			25,068

(a)	Stock-based compensation expense
(b)	Amortization of purchased intangible assets
(c)	Income taxes associated with certain non-GAAP adjustments
(d)	Adjustment of diluted share count for the impact of applying SFAS 123R

To supplement our consolidated financial statements presented in accordance with GAAP, we have shown above a non-GAAP measure of net income, which is adjusted from results based on GAAP to exclude stock-based compensation, amortization of acquired intangible assets and income taxes associated with certain non-GAAP adjustments. For non-GAAP earnings per share, we have also adjusted our diluted share count for the impact of applying SFAS 123R. This non-GAAP measure is provided to enhance the user’s overall understanding of our historical financial performance.

PORTALPLAYER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	June 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$64,307	$48,074
Short-term investments	129,913	131,435
Accounts receivable, net	19,776	46,678
Inventory, net	2,128	7,212
Deferred tax assets	898	3,577
Prepaid expenses and other current assets	4,763	4,862

Total current assets	221,785	241,838
Property and equipment, net	6,367	3,766
Deferred tax assets	4,889	5,025
Purchased intangible assets, net	7,977	—
Other assets	934	1,497

Total assets	$241,952	$252,126

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Current liabilities:
Accounts payable	$14,544	$29,352
Accrued liabilities	7,392	12,083
Deferred income	6,344	10,850
Deferred rent	—	5
Income taxes payable	—	2,047

Total current liabilities	28,280	54,337
Deferred rent, long-term	383	331

Total liabilities	28,663	54,668

Stockholders’ equity:
Common stock	221,966	219,446
Deferred stock-based compensation	(2,411)	(7,767)
Accumulated other comprehensive loss	(225)	(264)
Accumulated deficit	(6,041)	(13,957)

Total stockholders’ equity	213,289	197,458

Total liabilities and stockholders’ equity	$241,952	$252,126